F.N.B. Corporation Reports Continued Revenue Growth and Record Net Income

PITTSBURGH, Oct. 22, 2014 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported third quarter of 2014 results. Net income available to common shareholders for the third quarter of 2014 totaled $33.4 million or $0.20 per diluted common share. Comparatively, second quarter of 2014 net income totaled $32.8 million, or $0.20 per diluted common share, and third quarter of 2013 net income totaled $31.6 million or $0.22 per diluted common share. Operating[1] results are presented in the table below, "Quarterly Results Summary".

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "This was another very good quarter with record net income. We remain focused on building long-term value for our shareholders as we continue to successfully manage through the current regulatory and economic environment. Operating highlights include expanded revenue, loan and deposit growth, positive asset quality trends and increased capital levels. We are also pleased to have completed the OBA Financial Services acquisition, another milestone in building our presence in the Maryland market. Our expansion into the metropolitan markets of Baltimore, Maryland and Cleveland, Ohio continues to gain momentum and contribute to FNB's results."

Quarterly Results Summary	3Q14	2Q14	3Q13
Reported Results
Net income ($ in millions)	$35.4	$34.8	$31.6
Preferred stock dividend expense ($ in millions)	$2.0	$2.0	-
Net income available to common shareholders ($ in millions)	$33.4	$32.8	$31.6
Net income per diluted common share	$0.20	$0.20	$0.22

Operating Results (Non-GAAP)[1]
Operating net income ($ in millions)	$37.0	$35.4	$32.2
Preferred stock dividend expense ($ in millions)	$2.0	$2.0	-
Operating net income available to common shareholders ($ in millions)	$35.0	$33.4	$32.2
Operating net income per diluted common share	$0.21	$0.20	$0.22

Average Diluted Shares Outstanding (in 000's)	168,884	167,868	146,466

[1] Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.

Third Quarter 2014 Highlights
(All comparisons to the prior quarter, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

  Organic growth in total average loans was $400 million, or 15.7% annualized, led by organic average commercial loan growth of $221 million or 15.3% annualized.  Average consumer loans grew organically $153 million or 18.9% annualized.
  On an organic basis, average total deposits and customer repurchase agreements grew $102 million or 3.4% annualized.  Average transaction deposits and customer repurchase agreements grew organically $195 million, or 8.6% annualized, primarily due to organic growth in average non-interest bearing deposits of $144 million or 24% annualized.
  The net interest margin expanded to 3.63%, compared to 3.60% in the prior quarter, reflecting higher accretable yield adjustments.
  The efficiency ratio improved to 56.7%, from 57.3% in the prior quarter and 59.7% in the year-ago quarter, reflecting continued revenue growth and expense control.
  Credit quality results reflect improved non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and OREO to total loans and OREO improved 11 basis points to 1.25% and total originated delinquency improved 7 basis points to 1.06% at September 30, 2014.  Net charge-offs were 0.29% annualized of total average originated loans.
  The tangible common equity to tangible assets ratio was 6.89% at September 30, 2014, an increase of 16 basis points from 6.73% at June 30, 2014 and 80 bps from 6.09% at September 30, 2013.  The tangible book value per share increased $0.18 to $5.91 at September 30, 2014.  The linked-quarter increases reflect the benefit of the completion of the OBA Financial Services Inc. (OBAF) acquisition on September 19, 2014.

Third Quarter 2014 Results – Comparison to Prior Quarter
(All comparisons refer to the second quarter of 2014, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $122.4 million, increasing $6.5 million, or 5.6%, as a result of average earning asset growth of $489 million, or 3.8%, and the benefit of higher accretable yield adjustments of $4.1 million. The net interest margin was 3.63% compared to 3.60% in the prior quarter, with the increase due to the higher accretable yield adjustments, partially offset by narrowed spreads on new loan volume reflective of the current competitive and interest rate environment.

Average loans totaled $10.5 billion and increased $436 million, or 17.1% annualized, and included average organic loan growth of $400 million or 15.7% annualized. Organic growth in average commercial loans totaled $221 million, or 15.3% annualized, and organic growth in average consumer loans (consisting of direct, consumer lines of credit and indirect loans) was $153 million or 18.9% annualized. The quarter's loan growth is footprint wide with significant contributions from the metropolitan markets of Pittsburgh, PA, Baltimore, MD and Cleveland, OH.

Average deposits and customer repurchase agreements totaled $11.9 billion and increased $139 million, or 4.7% annualized, and included average organic growth of $102 million or 3.4% annualized. Consistent with prior quarters, growth in transaction deposits and customer repurchase agreements was partially offset by a decline in time deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $195 million or 8.6% annualized. Organic growth in average non-interest bearing deposits was $144 million or 24% annualized, primarily reflecting growth in non-interest bearing business accounts and the benefit of seasonally higher balances. Total loans as a percentage of deposits and customer repurchase agreements was 89% at September 30, 2014.

Non-Interest Income
Non-interest income totaled $37.6 million, decreasing $1.6 million or 4.2%. Results for the quarter reflect consistent results from service charges and the fee-based business units of wealth management and insurance, offset by lower other non-interest income primarily due to the higher swap fee revenues in the prior quarter.

Non-Interest Expense
Non-interest expense totaled $95.8 million, increasing $3.3 million, or 3.5%, and included $1.7 million higher merger and severance costs. Excluding merger and severance costs, non-interest expense increased $1.6 million, or 1.7%, as a result of increased accruals for performance-based compensation and seasonally higher marketing expense. The efficiency ratio improved to 56.7%, compared to 57.3% in the second quarter of 2014.

Credit Quality
Credit quality metrics reflect an improvement in the ratio of non-performing loans and OREO to total loans and OREO of 11 basis points to 1.05% at September 30, 2014 and 11 basis points for the originated portfolio to 1.25%. Delinquency, defined as total originated past due and non-accrual loans as a percentage of total originated loans, improved 7 basis points to 1.06% at September 30, 2014.

Net charge-offs for the third quarter totaled $7.3 million, or 0.28% annualized of total average loans, compared to $5.9 million or 0.23% annualized in the prior quarter. For the originated portfolio, net charge-offs as a percentage of average originated loans were 0.29% annualized, compared to 0.23% annualized in the prior quarter. The ratio of the allowance for loan losses to total loans was 1.10%, compared to 1.13%, with the slight decrease primarily reflecting the addition of OBAF. For the originated portfolio, the allowance for loan losses to total originated loans was 1.24%, compared to 1.26% at June 30, 2014, with the slight decline directionally consistent with the quarter's credit quality performance. The provision for loan losses increased $0.8 million to $11.2 million primarily due to the organic loan growth during the third quarter of 2014. The ratio of the allowance for loan losses to total non-performing loans increased to 149.0%, compared to 138.9%.

Year-to-Date 2014 Results – Comparison to Prior Year-to-Date
(All comparisons refer to the third quarter 2013 year-to-date, except as noted)

Results include the impact from the completion of the OBAF acquisition completed on September 19, 2014, BCSB Bancorp, Inc. (BCSB) acquisition completed on February 15, 2014, PVF Capital Corp. (PVFC) on October 12, 2013 and Annapolis Bancorp, Inc. (ANNB) on April 6, 2013.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $347.8 million, increasing $53.5 million or 18.2%. The net interest margin was 3.62% compared to 3.64% in the prior year-to-date period. Average earning assets grew $2.1 billion, or 19.0%, through consistent organic loan growth and the benefit of acquisition-related growth.

Average loans totaled $10.1 billion and increased $1.6 billion, or 19.4%, reflecting strong organic average loan growth of $850 million, or 10.2%, and loans added in the acquisitions. Growth in the commercial portfolio continued during the first nine months of 2014, with average balances growing organically $495 million or 10.9%. Average organic consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was $393 million or 14.7%. Organic growth results reflect the benefit of the expanded banking footprint and successful sales management.

Total average deposits and customer repurchase agreements totaled $11.7 billion and increased $1.5 billion or 14.3%, including average organic growth of $348 million or 3.5%. Organic growth in lower-cost transaction deposit accounts and customer repurchase agreements was $576 million, or 7.6%, and was primarily driven by organic growth in average non-interest bearing deposits of $333 million or 18.0%.

Non-Interest Income
Non-interest income totaled $118.8 million, increasing $15.7 million, or 15.2%, with the first nine months of 2014 including a $9.5 million (pre-tax) net gain from the sale of certain securities, including the entire pooled trust preferred securities portfolio. Organic and acquisition-related growth in service charges was offset by $5.1 million in lower customer-related interchange service charges due to the Durbin Amendment. Additionally, the first nine months of 2014 included positive results in the fee-based units, with wealth management revenue (trust income and securities commissions) increasing $2.2 million, or 10.7%, while mortgage banking revenue declined consistent with industry trends. Included in other non-interest income was increased swap fee revenue of $2.8 million.

Non-Interest Expense
Non-interest expense totaled $282.6 million, increasing $36.5 million or 14.8%. The first nine months of 2014 included merger and severance costs of $10.6 million, compared to $4.2 million in the prior year-to-date period. Absent these items, non-interest expense increased $30.1 million or 12.4%, and primarily reflects the additional operating costs related to the expanded operations from acquisitions. The efficiency ratio improved to 57.6% from 59.4%.

Credit Quality
Credit quality results reflect improvement over the prior-year period. The ratio of non-performing loans and OREO to total loans and OREO improved 28 basis points to 1.05%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 24 basis points to 1.25%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, improved 38 basis points to 1.06% at September 30, 2014, reflecting a $15.6 million, or 13.7%, reduction in total delinquency.

Net charge-offs totaled $18.8 million, or 0.25% annualized of total average loans, compared to $17.0 million or 0.27% annualized. For the originated portfolio, net charge-offs were $16.9 million or 0.27% annualized of total average originated loans, compared to $15.4 million or 0.27% annualized. The ratio of the allowance for loan losses to total originated loans was 1.24% at September 30, 2014, compared to 1.34% at September 30, 2013, with the change directionally consistent with the performance of the portfolio. The provision for loan losses totaled $28.6 million, compared to $22.7 million in the prior-year period primarily due to the strong organic loan growth.

Capital Position
September 30, 2014 capital ratios reflect the benefit from the completion of the OBAF acquisition. The tangible common equity to tangible assets ratio (non-GAAP measure) was 6.89%, compared to 6.73% and 6.09% at June 30, 2014 and September 30, 2013, respectively. The tangible common book value per share (non-GAAP measure) increased to $5.91 from $5.73 and $5.04 at June 30, 2014 and September 30, 2013, respectively. The common dividend payout ratio for the third quarter of 2014 was 60.25%.

The Corporation's capital levels at September 30, 2014 continue to exceed federal bank regulatory agency "well capitalized" thresholds as the estimated total risk-based capital ratio was 12.4%, the estimated tier 1 risk-based capital ratio was 11.0% and the estimated leverage ratio was 8.7%.

Conference Call
F.N.B. Corporation will host a conference call to discuss third quarter 2014 financial results on Wednesday, October 22, 2014 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (877) 407-0613 or (201) 689-8051 for international callers. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available until Thursday, October 30, 2014 and may be accessed by dialing (877) 660-6853 or (201) 612-7415 for international callers; the conference identification number is 13592444. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states and three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. The Company has total assets of $15.8 billion and more than 280 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulated agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the current moderate economic recovery.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes.
  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2013 Form 10-K and 2014 Form 10-Q's, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				3Q14 -	3Q14 -
	2014		2013	2Q14	3Q13
	Third	Second	Third	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$131,566	$124,440	$109,790	5.7	19.8
Interest expense	10,947	10,248	10,536	6.8	3.9
Net interest income	120,619	114,192	99,254	5.6	21.5
Taxable equivalent adjustment	1,790	1,691	1,781	5.8	0.5
Net interest income (FTE) (1)	122,409	115,883	101,035	5.6	21.2
Provision for loan losses	11,197	10,405	7,280	7.6	53.8
Net interest income after provision (FTE)	111,212	105,478	93,755	5.4	18.6

Service charges	17,742	17,441	16,427	1.7	8.0
Trust income	4,868	4,862	4,176	0.1	16.6
Insurance commissions and fees	4,169	3,691	4,088	13.0	2.0
Securities commissions and fees	3,132	3,002	2,575	4.3	21.6
Mortgage banking	1,078	928	885	16.2	21.8
Gain on sale of securities	1,178	776	5	n/m	n/m
Other	5,385	8,490	4,654	-36.6	15.7
Total non-interest income	37,552	39,190	32,810	-4.2	14.5

Salaries and employee benefits	48,981	48,465	45,155	1.1	8.5
Occupancy and equipment	15,359	15,245	12,547	0.8	22.4
FDIC insurance	3,206	3,399	3,161	-5.7	1.4
Amortization of intangibles	2,455	2,461	2,067	-0.2	18.8
Other real estate owned	816	922	277	-11.6	195.0
Merger and severance-related	2,513	832	913	n/m	n/m
Other	22,517	21,260	19,053	5.9	18.2
Total non-interest expense	95,847	92,584	83,173	3.5	15.2

Income before income taxes	52,917	52,084	43,392	1.6	22.0
Taxable equivalent adjustment	1,790	1,691	1,781	5.8	0.5
Income taxes	15,736	15,562	9,977	1.1	57.7
Net income	35,391	34,831	31,634	1.6	11.9
Preferred stock dividends	2,010	2,010	0
Net income available to common stockholders	$33,381	$32,821	$31,634	1.7	5.5

Earnings per common share:
Basic	$0.20	$0.20	$0.22	0.0	-9.1
Diluted	$0.20	$0.20	$0.22	0.0	-9.1

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$33,381	$32,821	$31,634
Net gain on sale of pooled TPS and other securities, net of tax	0	0	0
(Gain) loss on extinguishment of debt, net of tax	0	0	0
Merger and severance costs, net of tax	1,633	541	594
Operating net income available to common stockholders	$35,014	$33,362	$32,228	5.0	8.6

Operating diluted earnings per common share:
Diluted earnings per common share	$0.20	$0.20	$0.22
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	0.00	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	0.00	0.00
Effect of merger and severance costs, net of tax	0.01	0.00	0.00
Operating diluted earnings per common share	$0.21	$0.20	$0.22	5.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended
	September 30,		Percent
Statement of earnings	2014	2013	Variance
Interest income	$373,886	$322,749	15.8
Interest expense	31,250	33,653	-7.1
Net interest income	342,636	289,096	18.5
Taxable equivalent adjustment	5,203	5,265	-1.2
Net interest income (FTE) (1)	347,839	294,361	18.2
Provision for loan losses	28,608	22,724	25.9
Net interest income after provision (FTE)	319,231	271,637	17.5

Service charges	50,452	51,416	-1.9
Trust income	14,494	12,428	16.6
Insurance commissions and fees	12,805	12,619	1.5
Securities commissions and fees	8,525	8,365	1.9
Mortgage banking	2,220	3,083	-28.0
Gain on sale of securities	11,415	757	n/m
Other	18,901	14,451	30.8
Total non-interest income	118,812	103,119	15.2

Salaries and employee benefits	144,469	132,261	9.2
Occupancy and equipment	45,985	37,682	22.0
FDIC insurance	9,599	8,197	17.1
Amortization of intangibles	7,199	6,063	18.7
Other real estate owned	2,517	1,289	95.3
Merger and severance-related	10,593	4,211	151.6
Other	62,235	56,399	10.3
Total non-interest expense	282,597	246,102	14.8

Income before income taxes	155,446	128,654	20.8
Taxable equivalent adjustment	5,203	5,265	-1.2
Income taxes	45,497	34,024	33.7
Net income	104,746	89,365	17.2
Preferred stock dividends	6,342	0
Net income available to common stockholders	$98,404	$89,365	10.1

Earnings per common share:
Basic	$0.60	$0.63	-4.8
Diluted	$0.59	$0.62	-4.8

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$98,404	$89,365
Net gain on sale of pooled TPS and other securities, net of tax	(6,150)	0
(Gain) loss on extinguishment of debt, net of tax	0	(1,013)
Merger and severance costs, net of tax	6,885	2,738
Operating net income available to common stockholders	$99,139	$91,089	8.8

Operating diluted earnings per common share:
Diluted earnings per common share	$0.59	$0.62
Effect of net gain on sale of pooled TPS and other securities, net of tax	(0.04)	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	(0.01)
Effect of merger and severance costs, net of tax	0.04	0.02
Operating diluted earnings per common share	$0.59	$0.63	-6.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q14 -	3Q14 -
	2014		2013	2Q14	3Q13
	Third	Second	Third	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$205,062	$250,954	$234,746	-18.3	-12.6
Interest bearing deposits with banks	32,906	19,766	48,763	66.5	-32.5
Cash and cash equivalents	237,968	270,720	283,509	-12.1	-16.1
Securities available for sale	1,439,735	1,384,273	1,115,558	4.0	29.1
Securities held to maturity	1,475,552	1,427,852	1,180,992	3.3	24.9
Residential mortgage loans held for sale	4,431	2,705	8,105	63.8	-45.3
Loans, net of unearned income	10,967,860	10,333,873	8,836,905	6.1	24.1
Allowance for loan losses	(120,601)	(116,748)	(110,052)	3.3	9.6
Net loans	10,847,259	10,217,125	8,726,853	6.2	24.3
Premises and equipment, net	166,661	162,383	147,406	2.6	13.1
Goodwill	829,271	805,514	713,509	2.9	16.2
Core deposit and other intangible assets, net	50,017	48,292	35,400	3.6	41.3
Bank owned life insurance	299,828	309,750	263,781	-3.2	13.7
Other assets	406,323	390,633	315,166	4.0	28.9
Total Assets	$15,757,045	$15,019,247	$12,790,279	4.9	23.2

Liabilities
Deposits:
Non-interest bearing demand	$2,647,081	$2,429,120	$2,115,813	9.0	25.1
Interest bearing demand	4,551,241	4,354,333	3,869,971	4.5	17.6
Savings	1,574,187	1,576,480	1,377,951	-0.1	14.2
Certificates and other time deposits	2,679,584	2,697,837	2,359,636	-0.7	13.6
Total Deposits	11,452,093	11,057,770	9,723,371	3.6	17.8
Other liabilities	157,230	154,816	133,061	1.6	18.2
Short-term borrowings	1,601,167	1,504,510	1,166,180	6.4	37.3
Long-term debt	483,189	335,854	91,807	43.9	426.3
Junior subordinated debt	58,233	58,220	194,213	0.0	-70.0
Total Liabilities	13,751,912	13,111,170	11,308,632	4.9	21.6

Stockholders' Equity
Preferred Stock	106,882	106,882	0	n/m	n/m
Common stock	1,747	1,673	1,455	4.4	20.1
Additional paid-in capital	1,791,674	1,700,220	1,440,779	5.4	24.4
Retained earnings	159,812	146,542	112,649	9.1	41.9
Accumulated other comprehensive income	(40,451)	(36,559)	(66,171)	10.6	-38.9
Treasury stock	(14,531)	(10,681)	(7,065)	36.0	105.7
Total Stockholders' Equity	2,005,133	1,908,077	1,481,647	5.1	35.3
Total Liabilities and Stockholders' Equity	$15,757,045	$15,019,247	$12,790,279	4.9	23.2

Selected average balances
Total assets	$15,217,695	$14,710,831	$12,615,338	3.4	20.6
Earning assets	13,398,703	12,909,262	11,047,767	3.8	21.3
Interest bearing deposits with banks	54,223	45,725	30,224	18.6	79.4
Securities	2,796,369	2,751,703	2,275,473	1.6	22.9
Residential mortgage loans held for sale	3,330	2,751	12,060	21.0	-72.4
Loans, net of unearned income	10,544,781	10,109,083	8,730,010	4.3	20.8
Allowance for loan losses	120,226	113,009	110,463	6.4	8.8
Goodwill and intangibles	856,795	854,760	748,592	0.2	14.5
Deposits and customer repurchase agreements (6)	11,925,256	11,786,281	10,402,935	1.2	14.6
Short-term borrowings	723,048	551,633	318,023	31.1	127.4
Long-term debt	422,698	266,925	91,659	58.4	361.2
Trust preferred securities	58,226	58,893	194,206	-1.1	-70.0
Total stockholders' equity	1,927,727	1,900,751	1,475,751	1.4	30.6
Preferred stockholders' equity	106,882	106,882	0	0.0	n/m

Common stock data
Average diluted shares outstanding	168,884,127	167,867,608	146,446,442	0.6	15.3
Period end shares outstanding	173,495,767	166,559,258	145,263,435	4.2	19.4
Book value per common share	$10.94	$10.81	$10.20	1.2	7.3
Tangible book value per common share (4)	$5.91	$5.73	$5.04	3.2	17.2
Dividend payout ratio (common)	60.25%	61.26%	55.51%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30,		Percent
Balance Sheet (at period end)	2014	2013	Variance
Assets
Cash and due from banks	$205,062	$234,746	-12.6
Interest bearing deposits with banks	32,906	48,763	-32.5
Cash and cash equivalents	237,968	283,509	-16.1
Securities available for sale	1,439,735	1,115,558	29.1
Securities held to maturity	1,475,552	1,180,992	24.9
Residential mortgage loans held for sale	4,431	8,105	-45.3
Loans, net of unearned income	10,967,860	8,836,905	24.1
Allowance for loan losses	(120,601)	(110,052)	9.6
Net loans	10,847,259	8,726,853	24.3
Premises and equipment, net	166,661	147,406	13.1
Goodwill	829,271	713,509	16.2
Core deposit and other intangible assets, net	50,017	35,400	41.3
Bank owned life insurance	299,828	263,781	13.7
Other assets	406,323	315,166	28.9
Total Assets	$15,757,045	$12,790,279	23.2

Liabilities
Deposits:
Non-interest bearing demand	$2,647,081	$2,115,813	25.1
Interest bearing demand	4,551,241	3,869,971	17.6
Savings	1,574,187	1,377,951	14.2
Certificates and other time deposits	2,679,584	2,359,636	13.6
Total Deposits	11,452,093	9,723,371	17.8
Other liabilities	157,230	133,061	18.2
Short-term borrowings	1,601,167	1,166,180	37.3
Long-term debt	483,189	91,807	426.3
Junior subordinated debt	58,233	194,213	-70.0
Total Liabilities	13,751,912	11,308,632	21.6

Stockholders' Equity
Preferred Stock	106,882	0	n/m
Common stock	1,747	1,455	20.1
Additional paid-in capital	1,791,674	1,440,779	24.4
Retained earnings	159,812	112,649	41.9
Accumulated other comprehensive income	(40,451)	(66,171)	-38.9
Treasury stock	(14,531)	(7,065)	105.7
Total Stockholders' Equity	2,005,133	1,481,647	35.3
Total Liabilities and Stockholders' Equity	$15,757,045	$12,790,279	23.2

Selected average balances
Total assets	$14,643,776	$12,365,612	18.4
Earning assets	12,854,620	10,804,457	19.0
Interest bearing deposits with banks	48,743	33,199	46.8
Securities	2,682,596	2,275,427	17.9
Residential mortgage loans held for sale	3,636	21,696	-83.2
Loans, net of unearned income	10,119,645	8,474,134	19.4
Allowance for loan losses	114,576	108,173	5.9
Goodwill and intangibles	848,942	735,638	15.4
Deposits and customer repurchase agreements (6)	11,685,675	10,226,771	14.3
Short-term borrowings	556,347	250,845	121.8
Long-term debt	303,256	92,024	229.5
Trust preferred securities	64,324	201,575	-68.1
Total stockholders' equity	1,886,386	1,453,746	29.8
Preferred stockholders' equity	106,882	0	n/m

Common stock data
Average diluted shares outstanding	166,924,843	144,469,817	15.5
Period end shares outstanding	173,495,767	145,263,435	19.4
Book value per common share	$10.94	$10.20	7.3
Tangible book value per common share (4)	$5.91	$5.04	17.2
Dividend payout ratio (common)	61.21%	58.22%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q14 -	3Q14 -
	2014		2013	2Q14	3Q13
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.28%	7.35%	8.50%
Return on average tangible equity (2) (4)	13.61%	13.88%	17.99%
Return on average tangible common equity (2) (4)	14.29%	14.59%	17.99%
Return on average assets	0.92%	0.95%	0.99%
Return on average tangible assets (3) (4)	1.02%	1.05%	1.10%
Net interest margin (FTE) (1)	3.63%	3.60%	3.64%
Yield on earning assets (FTE) (1)	3.96%	3.92%	4.01%
Cost of funds	0.41%	0.40%	0.47%
Efficiency ratio (FTE) (1) (5)	56.72%	57.27%	59.71%
Effective tax rate	30.78%	30.88%	23.98%

Capital ratios
Equity / assets (period end)	12.73%	12.70%	11.58%
Leverage ratio	8.69%	8.44%	8.42%
Tangible equity / tangible assets (period end) (4)	7.61%	7.49%	6.09%
Tangible common equity / tangible assets (period end) (4)	6.89%	6.73%	6.09%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	7.16%	6.99%	6.63%

Balances at period end
Loans:
Commercial real estate	$3,790,164	$3,577,933	$2,920,808	5.9	29.8
Commercial and industrial	2,247,605	2,103,896	1,755,235	6.8	28.1
Commercial leases	171,615	164,676	141,714	4.2	21.1
Commercial loans and leases	6,209,384	5,846,505	4,817,757	6.2	28.9
Direct installment	1,579,312	1,512,149	1,408,539	4.4	12.1
Residential mortgages	1,231,796	1,145,286	1,031,805	7.6	19.4
Indirect installment	805,836	729,513	638,312	10.5	26.2
Consumer LOC	1,087,271	1,037,519	887,981	4.8	22.4
Other	54,261	62,901	52,511	-13.7	3.3
Total loans	$10,967,860	$10,333,873	$8,836,905	6.1	24.1

Deposits:
Non-interest bearing deposits	$2,647,081	$2,429,120	$2,115,813	9.0	25.1
Interest bearing demand	4,551,241	4,354,333	3,869,971	4.5	17.6
Savings	1,574,187	1,576,480	1,377,951	-0.1	14.2
Certificates of deposit and other time deposits	2,679,584	2,697,837	2,359,636	-0.7	13.6
Total deposits	11,452,093	11,057,770	9,723,371	3.6	17.8
Customer repurchase agreements (6)	857,217	751,066	834,610	14.1	2.7
Total deposits and customer repurchase agreements (6)	$12,309,310	$11,808,836	$10,557,981	4.2	16.6

Average balances
Loans:
Commercial real estate	$3,614,717	$3,515,115	$2,891,354	2.8	25.0
Commercial and industrial	2,175,751	2,034,481	1,753,053	6.9	24.1
Commercial leases	168,865	163,720	138,441	3.1	22.0
Commercial loans and leases	5,959,333	5,713,316	4,782,848	4.3	24.6
Direct installment	1,548,224	1,484,698	1,362,881	4.3	13.6
Residential mortgages	1,160,826	1,134,820	1,043,349	2.3	11.3
Indirect installment	764,585	702,257	621,705	8.9	23.0
Consumer LOC	1,053,739	1,023,963	875,239	2.9	20.4
Other	58,074	50,028	43,988	16.1	32.0
Total loans	$10,544,781	$10,109,082	$8,730,010	4.3	20.8

Deposits:
Non-interest bearing deposits	$2,524,568	$2,374,516	$2,033,370	6.3	24.2
Interest bearing demand	4,398,565	4,301,667	3,841,619	2.3	14.5
Savings	1,575,775	1,575,453	1,387,869	0.0	13.5
Certificates of deposit and other time deposits	2,653,535	2,736,294	2,391,828	-3.0	10.9
Total deposits	11,152,443	10,987,930	9,654,686	1.5	15.5
Customer repurchase agreements (6)	772,813	798,351	748,249	-3.2	3.3
Total deposits and customer repurchase agreements (6)	$11,925,256	$11,786,281	$10,402,935	1.2	14.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30,		Percent
	2014	2013	Variance
Performance ratios
Return on average equity	7.42%	8.22%
Return on average tangible equity (2) (4)	14.01%	17.37%
Return on average tangible common equity (2) (4)	14.70%	17.37%
Return on average assets	0.96%	0.97%
Return on average tangible assets (3) (4)	1.06%	1.07%
Net interest margin (FTE) (1)	3.62%	3.64%
Yield on earning assets (FTE) (1)	3.94%	4.06%
Cost of funds	0.41%	0.51%
Efficiency ratio (FTE) (1) (5)	57.62%	59.35%
Effective tax rate	30.28%	27.57%

Capital ratios
Equity / assets (period end)	12.73%	11.58%
Leverage ratio	8.69%	8.42%
Tangible equity / tangible assets (period end) (4)	7.61%	6.09%
Tangible common equity / tangible assets (period end) (4)	6.89%	6.09%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	7.16%	6.63%

Balances at period end
Loans:
Commercial real estate	$3,790,164	$2,920,808	29.8
Commercial and industrial	2,247,605	1,755,235	28.1
Commercial leases	171,615	141,714	21.1
Commercial loans and leases	6,209,384	4,817,757	28.9
Direct installment	1,579,312	1,408,539	12.1
Residential mortgages	1,231,796	1,031,805	19.4
Indirect installment	805,836	638,312	26.2
Consumer LOC	1,087,271	887,981	22.4
Other	54,261	52,511	3.3
Total loans	$10,967,859	$8,836,905	24.1

Deposits:
Non-interest bearing deposits	$2,647,081	$2,115,813	25.1
Interest bearing demand	4,551,241	3,869,971	17.6
Savings	1,574,187	1,377,951	14.2
Certificates of deposit and other time deposits	2,679,584	2,359,636	13.6
Total deposits	11,452,093	9,723,371	17.8
Customer repurchase agreements (6)	857,217	834,610	2.7
Total deposits and customer repurchase agreements (6)	$12,309,310	$10,557,981	16.6

Average balances
Loans:
Commercial real estate	$3,487,313	$2,823,940	23.5
Commercial and industrial	2,049,510	1,704,804	20.2
Commercial leases	164,349	134,138	22.5
Commercial loans and leases	5,701,172	4,662,882	22.3
Direct installment	1,500,070	1,263,872	18.7
Residential mortgages	1,134,528	1,062,288	6.8
Indirect installment	711,313	595,474	19.5
Consumer LOC	1,021,912	847,978	20.5
Other	50,650	41,640	21.6
Total loans	$10,119,645	$8,474,134	19.4

Deposits:
Non-interest bearing deposits	$2,375,062	$1,894,206	25.4
Interest bearing demand	4,267,539	3,774,211	13.1
Savings	1,548,791	1,339,723	15.6
Certificates of deposit and other time deposits	2,694,813	2,448,634	10.1
Total deposits	10,886,205	9,456,774	15.1
Customer repurchase agreements (6)	799,470	769,997	3.8
Total deposits and customer repurchase agreements (6)	$11,685,675	$10,226,771	14.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				3Q14 -	3Q14 -
	2014		2013	2Q14	3Q13
	Third	Second	Third	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$55,095	$59,549	$65,451	-7.5	-15.8
Restructured loans	21,797	20,485	17,252	6.4	26.3
Non-performing loans	76,892	80,034	82,703	-3.9	-7.0
Other real estate owned (9)	39,040	40,268	35,144	-3.0	11.1
Non-performing loans and OREO	115,932	120,302	117,847	-3.6	-1.6
Non-performing investments	0	0	733	n/m	n/m
Total non-performing assets	$115,932	$120,302	$118,580	-3.6	-2.2

Non-performing loans / total loans	0.70%	0.77%	0.94%
Non-performing loans / total originated loans (10)	0.83%	0.91%	1.05%
Non-performing loans + OREO / total loans + OREO	1.05%	1.16%	1.33%
Non-performing loans + OREO / total originated loans + OREO (10)	1.25%	1.36%	1.49%
Non-performing assets / total assets	0.74%	0.80%	0.93%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$111,188	$107,123	$102,849	3.8	8.1
Provision for loan losses	9,860	8,900	7,505	10.8	31.4
Net loan charge-offs	(6,479)	(4,835)	(5,018)	34.0	29.1
Allowance for loan losses (originated portfolio) (10)	114,569	111,188	105,336	3.0	8.8

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,560	5,096	5,431
Provision for loan losses	1,337	1,505	(226)
Net loan charge-offs	(865)	(1,041)	(489)
Allowance for loan losses (acquired portfolio) (11)	6,032	5,560	4,716	8.5	27.9

Total allowance for loan losses	$120,601	$116,748	$110,052	3.3	9.6

Allowance for loan losses / total loans	1.10%	1.13%	1.25%
Allowance for loan losses (originated loans) / total originated loans (10)	1.24%	1.26%	1.34%
Allowance for loan losses (originated loans) / total non-performing loans (8)	149.00%	138.93%	127.37%

Net loan charge-offs (annualized) / total average loans	0.28%	0.23%	0.25%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.29%	0.23%	0.26%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$35,899	$33,821	$41,212	6.1	-12.9
Loans 90+ days past due	7,085	6,282	7,018	12.8	1.0
Non-accrual loans	55,095	59,549	65,451	-7.5	-15.8
Total past due and non-accrual loans	$98,079	$99,652	$113,681	-1.6	-13.7

Total past due and non-accrual loans / total originated loans	1.06%	1.13%	1.44%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$29,191	$30,657	$16,968	-4.8	72.0
Loans 90+ days past due	39,236	58,636	41,458	-33.1	-5.4
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$68,427	$89,293	$58,426	-23.4	17.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30,		Percent
Asset Quality Data	2014	2013	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$55,095	$65,451	-15.8
Restructured loans	21,797	17,252	26.3
Non-performing loans	76,892	82,703	-7.0
Other real estate owned (9)	39,040	35,144	11.1
Non-performing loans and OREO	115,932	117,847	-1.6
Non-performing investments	0	733	n/m
Total non-performing assets	$115,932	$118,580	-2.2

Non-performing loans / total loans	0.70%	0.94%
Non-performing loans / total originated loans (10)	0.83%	1.05%
Non-performing loans + OREO / total loans + OREO	1.05%	1.33%
Non-performing loans + OREO / total originated loans + OREO (10)	1.25%	1.49%
Non-performing assets / total assets	0.74%	0.93%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$104,884	$100,194	4.7
Provision for loan losses	26,616	20,513	29.8
Net loan charge-offs	(16,931)	(15,370)	10.2
Allowance for loan losses (originated portfolio) (10)	114,569	105,337	8.8

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,900	4,180
Provision for loan losses	1,992	2,211
Net loan charge-offs	(1,860)	(1,675)
Allowance for loan losses (acquired portfolio) (11)	6,032	4,716	27.9

Total allowance for loan losses	$120,601	$110,053	9.6

Allowance for loan losses / total loans	1.10%	1.25%
Allowance for loan losses (originated loans) / total originated loans (10)	1.24%	1.34%
Allowance for loan losses (originated loans) / total non-performing loans (8)	149.00%	127.37%

Net loan charge-offs (annualized) / total average loans	0.25%	0.27%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.27%	0.27%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$35,899	$41,212	-12.9
Loans 90+ days past due	7,085	7,018	1.0
Non-accrual loans	55,095	65,451	-15.8
Total past due and non-accrual loans	$98,079	$113,681	-13.7

Total past due and non-accrual loans / total originated loans	1.06%	1.44%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$29,191	$16,968	72.0
Loans 90+ days past due	39,236	41,458	-5.4
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$68,427	$58,426	17.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Third Quarter			Second Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$54,223	$23	0.17%	$45,725	$21	0.18%
Taxable investment securities (13)	2,636,572	13,711	2.08%	2,600,855	13,578	2.04%
Non-taxable investment securities (14)	159,797	2,086	5.22%	150,848	1,987	5.27%
Residential mortgage loans held for sale	3,330	62	7.44%	2,751	90	13.08%
Loans (14) (15)	10,544,781	117,474	4.43%	10,109,083	110,455	4.38%
Total Interest Earning Assets (14)	13,398,703	133,356	3.96%	12,909,262	126,131	3.92%
Cash and due from banks	199,157			193,670
Allowance for loan losses	(120,226)			(113,009)
Premises and equipment	163,368			164,063
Other assets	1,576,693			1,556,845
Total Assets	$15,217,695			$14,710,831

Liabilities
Deposits:
Interest-bearing demand	$4,398,565	1,752	0.16%	$4,301,667	1,665	0.16%
Savings	1,575,775	172	0.04%	1,575,453	182	0.05%
Certificates and other time	2,653,535	5,533	0.83%	2,736,294	5,614	0.82%
Customer repurchase agreements	772,812	413	0.21%	798,351	439	0.22%
Other short-term borrowings	723,049	1,046	0.57%	551,633	870	0.62%
Long-term debt	422,698	1,692	1.59%	266,925	1,136	1.71%
Junior subordinated debt	58,226	339	2.31%	58,893	342	2.33%
Total Interest Bearing Liabilities (14)	10,604,660	10,947	0.41%	10,289,216	10,248	0.40%
Non-interest bearing demand deposits	2,524,568			2,374,516
Other liabilities	160,740			146,348
Total Liabilities	13,289,968			12,810,080
Stockholders' equity	1,927,727			1,900,751
Total Liabilities and Stockholders' Equity	$15,217,695			$14,710,831

Net Interest Earning Assets	$2,794,043			$2,620,046

Net Interest Income (FTE)		122,409			115,883
Tax Equivalent Adjustment		(1,790)			(1,691)
Net Interest Income		$120,619			$114,192

Net Interest Spread			3.55%			3.52%
Net Interest Margin (14)			3.63%			3.60%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Third Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$30,224	$13	0.17%
Taxable investment securities (13)	2,117,849	10,889	2.06%
Non-taxable investment securities (14)	157,624	2,122	5.38%
Residential mortgage loans held for sale	12,060	134	4.45%
Loans (14) (15)	8,730,010	98,413	4.48%
Total Interest Earning Assets (14)	11,047,767	111,571	4.01%
Cash and due from banks	185,419
Allowance for loan losses	(110,463)
Premises and equipment	147,804
Other assets	1,344,811
Total Assets	$12,615,338

Liabilities
Deposits:
Interest-bearing demand	$3,841,619	1,391	0.14%
Savings	1,387,869	162	0.05%
Certificates and other time	2,391,828	5,342	0.89%
Customer repurchase agreements	748,249	419	0.22%
Other short-term borrowings	318,024	703	0.87%
Long-term debt	91,659	719	3.11%
Junior subordinated debt	194,206	1,800	3.68%
Total Interest Bearing Liabilities (14)	8,973,454	10,536	0.47%
Non-interest bearing demand deposits	2,033,370
Other liabilities	132,763
Total Liabilities	11,139,587
Stockholders' equity	1,475,751
Total Liabilities and Stockholders' Equity	$12,615,338

Net Interest Earning Assets	$2,074,313

Net Interest Income (FTE)		101,035
Tax Equivalent Adjustment		(1,781)
Net Interest Income		$99,254

Net Interest Spread			3.55%
Net Interest Margin (14)			3.64%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2014			2013
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$48,743	$70	0.19%	$33,199	$45	0.18%
Taxable investment securities (13)	2,529,140	39,739	2.10%	2,112,382	32,170	2.03%
Non-taxable investment securities (14)	153,456	6,072	5.28%	163,045	6,682	5.46%
Residential mortgage loans held for sale	3,636	287	10.53%	21,696	617	3.79%
Loans (14) (15)	10,119,645	332,921	4.40%	8,474,135	288,500	4.55%
Total Interest Earning Assets (14)	12,854,620	379,089	3.94%	10,804,457	328,014	4.06%
Cash and due from banks	184,184			178,154
Allowance for loan losses	(114,576)			(108,173)
Premises and equipment	162,526			144,212
Other assets	1,547,022			1,346,962
Total Assets	$14,633,776			$12,365,612

Liabilities
Deposits:
Interest-bearing demand	$4,267,539	4,932	0.15%	$3,774,211	4,326	0.15%
Savings	1,548,791	526	0.05%	1,339,723	491	0.05%
Certificates and other time	2,694,813	16,609	0.82%	2,448,634	17,686	0.97%
Customer repurchase agreements	799,470	1,315	0.22%	769,997	1,340	0.23%
Other short-term borrowings	556,347	2,696	0.65%	250,846	1,964	1.04%
Long-term debt	303,255	3,850	1.70%	92,024	2,268	3.30%
Junior subordinated debt	64,324	1,322	2.75%	201,575	5,578	3.70%
Total Interest Bearing Liabilities (14)	10,234,539	31,250	0.41%	8,877,010	33,653	0.51%
Non-interest bearing demand deposits	2,375,062			1,894,206
Other liabilities	147,789			140,650
Total Liabilities	12,757,390			10,911,866
Stockholders' equity	1,886,386			1,453,746
Total Liabilities and Stockholders' Equity	$14,643,776			$12,365,612

Net Interest Earning Assets	$2,620,081			$1,927,447

Net Interest Income (FTE)		347,839			294,361
Tax Equivalent Adjustment		(5,203)			(5,265)
Net Interest Income		$342,636			$289,096

Net Interest Spread			3.53%			3.55%
Net Interest Margin (14)			3.62%			3.64%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2014		2013
	Third	Second	Third
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$140,408	$139,709	$125,505
Amortization of intangibles, net of tax (annualized)	6,332	6,417	5,331
	146,740	146,126	130,836

Average total shareholders' equity	1,927,727	1,900,751	1,475,751
Less: Average intangibles	(849,902)	(847,815)	(748,592)
	1,077,825	1,052,936	727,159

Return on average tangible equity (2)	13.61%	13.88%	17.99%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$132,437	$131,646	$125,505
Amortization of intangibles, net of tax (annualized)	6,332	6,417	5,331
	138,769	138,063	130,836

Average total stockholders' equity	1,927,727	1,900,751	1,475,751
Less: Average preferred stockholders' equity	(106,882)	(106,882)	0
Less: Average intangibles	(849,902)	(847,815)	(748,592)
	970,943	946,054	727,159

Return on average tangible common equity (2)	14.29%	14.59%	17.99%

Return on average tangible assets (3):
Net income (annualized)	$140,408	$139,709	$125,505
Amortization of intangibles, net of tax (annualized)	6,332	6,417	5,331
	146,740	146,126	130,836

Average total assets	15,217,695	14,710,831	12,615,338
Less: Average intangibles	(849,902)	(847,815)	(748,592)
	14,367,793	13,863,016	11,866,746

Return on average tangible assets (3)	1.02%	1.05%	1.10%

Tangible book value per share:
Total shareholders' equity	$2,005,133	$1,908,077	$1,481,647
Less: preferred shareholders' equity	(106,882)	(106,882)	0
Less: intangibles	(872,479)	(846,830)	(748,909)
	1,025,772	954,365	732,738

Ending shares outstanding	173,495,767	166,559,258	145,263,435

Tangible book value per share	$5.91	$5.73	$5.04

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended
	September 30,
	2014	2013
Return on average tangible equity (2):
Net income (annualized)	$140,045	$119,480
Amortization of intangibles, net of tax (annualized)	6,257	5,269
	146,302	124,749

Average total shareholders' equity	1,886,386	1,453,746
Less: Average intangibles	(841,770)	(735,638)
	1,044,616	718,108

Return on average tangible equity (2)	14.01%	17.37%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$131,565	$119,480
Amortization of intangibles, net of tax (annualized)	6,257	5,269
	137,822	124,749

Average total stockholders' equity	1,886,386	1,453,746
Less: Average preferred stockholders' equity	(106,882)	0
Less: Average intangibles	(841,770)	(735,638)
	937,734	718,108

Return on average tangible common equity (2)	14.70%	17.37%

Return on average tangible assets (3):
Net income (annualized)	$140,045	$119,480
Amortization of intangibles, net of tax (annualized)	6,257	5,269
	146,302	124,749

Average total assets	14,643,776	12,365,612
Less: Average intangibles	(841,770)	(735,638)
	13,802,006	11,629,974

Return on average tangible assets (3)	1.06%	1.07%

Tangible book value per share:
Total shareholders' equity	$2,005,133	$1,481,647
Less: preferred shareholders' equity	(106,882)	0
Less: intangibles	(872,479)	(748,909)
	1,025,772	732,737

Ending shares outstanding	173,495,767	145,263,435

Tangible book value per share	$5.91	$5.04

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2014		2013
	Third	Second	Third
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,005,133	$1,908,077	$1,481,647
Less: intangibles	(872,479)	(846,830)	(748,909)
	1,132,654	1,061,247	732,738

Total assets	15,757,045	15,019,247	12,790,279
Less: intangibles	(872,479)	(846,830)	(748,909)
	14,884,566	14,172,417	12,041,370

Tangible equity / tangible assets (period end)	7.61%	7.49%	6.09%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,005,133	$1,908,077	$1,481,647
Less: preferred stockholders' equity	(106,882)	(106,882)	0
Less: intangibles	(872,479)	(846,830)	(748,909)
	1,025,772	954,365	732,738

Total assets	15,757,045	15,019,247	12,790,279
Less: intangibles	(872,479)	(846,830)	(748,909)
	14,884,566	14,172,417	12,041,370

Tangible equity / tangible assets (period end)	6.89%	6.73%	6.09%

Tangible equity, excluding AOCI / tangible
assets (period end) (7):
Total shareholders' equity	$2,005,133	$1,908,077	$1,481,647
Less: preferred shareholders' equity	(106,882)	(106,882)	0
Less: intangibles	(872,479)	(846,830)	(748,909)
Less: AOCI	40,451	36,559	66,171
	1,066,223	990,924	798,909

Total assets	15,757,045	15,019,247	12,790,279
Less: intangibles	(872,479)	(846,830)	(748,909)
	14,884,566	14,172,417	12,041,370
Tangible equity, excluding AOCI / tangible
assets (period end) (7)	7.16%	6.99%	6.63%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)

Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, unrealized losses on derivative instruments and unrecognized unrecognized pension and postretirement obligations.

(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Cynthia Christopher, 724-983-3429, 330-507-8723 (cell), christoc@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com